Exhibit 10.1

Promissory Note

(Paycheck Protection Program)

Date: 4/24/2020

SBA Loan #: 20562272-06

Loan Amount: $8,447,100.00

Interest Rate: 1.00%

Borrower: Prosper Marketplace Inc.

Lender: Broadway National Bank

1.                   PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount $8,447,100.00, plus interest on the unpaid principal balance, and all other amounts required by this Note.

All funds advanced under this Note must be used for the purposes as described in the Loan Documents.

2.                   DEFINITIONS:

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, including, without limitation, the Borrower’s certification and agreement dated the same date as this Note.

“SBA” means the Small Business Administration, an Agency of the United States of America.

3.                   PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

Initial Deferment Period: No payments are due on this loan for 6 months from the date of first disbursement of this loan. Interest will continue to accrue during the deferment period.

At the conclusion of the deferment period, the unpaid principal balance of the Loan, together with accrued and unpaid interest thereon (including the interest accruing during the deferment period), shall be due and payable in 18 equal monthly installments beginning seven months after the first disbursement of this loan, and continuing on the same day of each succeeding calendar month thereafter, at which time all amounts of unpaid principal, together with accrued and unpaid interest thereon, shall be finally due and payable in full. Monthly installments shall be amortized over a period of 18 months.

Maturity: This Note will mature two years from date of first disbursement of this loan.

Repayment Terms: The interest rate on this Note is one percent per year. The interest rate is fixed and will not be changed during the life of the loan.

This Note may be prepaid, in whole or in part, at any time without penalty of any kind. Prepayments shall be credited first to accrued but unpaid interest to the date of the prepayment and the balance to the reduction of principal.

Lender will apply each installment payment first to pay interest accrued to the day Lender received the payment, then to bring principal current, and will apply any remaining balance to reduce principal or in such other order as Lender determines.

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4.                   DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A.	Fails to do anything required by this Note or the other Loan Documents;
B.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
C.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
D.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
E.	Has a receiver or liquidator appointed for any part of their business or property;
F.	Makes an assignment for the benefit of creditors;
G.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent;
H.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note; or
I.	Defaults under any other Loan Document.

5.                   LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;
B.	Collect all amounts owing from any Borrower; and/or
C.	File suit and obtain judgment.

6.                   LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A.	Incur expenses to collect amounts due under this Note and/or enforce the terms of this Note or any other Loan Document. Among other things, the expenses may include reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance; and
B.	Release anyone obligated to pay this Note.

7.                   WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

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8.                   SUCCESSORS AND ASSIGNS:

Under this Note, Borrower includes its successors, and Lender includes its successors and assigns.

9.                   GENERAL PROVISIONS:

A.	Borrower waives all suretyship defenses.
B.	Borrower must sign all documents necessary at any time to comply with the Loan Documents.
C.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
D.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
E.	If any part of this Note is unenforceable, all other parts remain in effect.
F.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.
G.	This Note may be executed by facsimile or scanned and emailed signature (or by any other electronic means) and each such facsimile or scanned and emailed signature (or any other electronic means) shall constitute an original signature for all purposes and any party executing this Note by facsimile or scanned and emailed signature (or any other electronic means) hereby waives any argument or defense to said party’s signature not being an original signature.
H.	It is expressly agreed and understood that this Note does not evidence a revolving credit facility in that Borrower’s repayment of principal shall not enable Borrower to reborrow any principal amount repaid.

10.               STATE-SPECIFIC PROVISIONS:

Notice of Invalidity of Oral Agreements. The following notice is provided pursuant to Section 26.02 of the Texas Business and Commerce Code, which provides that certain “loan agreements” must be in writing to be enforceable. As used in this notice, the term “Loan Agreement” means the Loan Documents and any other promises, promissory notes, agreements, undertakings, or other documents, commitments, or any combination of these actions or documents, executed in connection with the Loan to Borrower from Lender.

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NOTICE

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES.

This notice shall be deemed to be a part of each document which is executed by Borrower and which comprises a part of the Loan Agreement.

Borrower acknowledges receipt of a copy of this notice and agrees that all documents comprising the Loan Agreement are subject to the provisions of Section 26.02 of the Texas Business and Commerce Code.

BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

Prosper Marketplace Inc.,
a Delaware C-Corporation

By: /s/ Usama Ashraf

Name: Usama Ashraf

Title: CFO

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